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                                                                  EXHIBIT 10.175


                      STOCK AND WARRANT PURCHASE AGREEMENT

        THIS STOCK AND WARRANT PURCHASE AGREEMENT is made as of the 17th day of March, 1998, by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), SmithKline Beecham plc, an English public limited company ("Investor"), and SmithKline Beecham Corporation, a Pennsylvania corporation ("SBC").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1.     Purchase and Sale of Shares and Warrant.

               1.1 Sale and Issuance of Shares and Warrant. SBC shall have joint and several liability for all of Investor's obligations under this Section 1.1.

                (a) First Installment. Subject to the terms and conditions of this Agreement, Investor agrees to pay $5,000,000 ("First Installment") to the Company at the Closing and the Company agrees to sell and issue to Investor at the Closing the number of shares (the "First Installment Shares") of the Company's Common Stock equal to $5,000,000 divided by $18.22 (which is 120% of the average daily closing price of the Company's Common Stock reported by the National Association of Securities Dealers, Inc. ("NASD") for the fifteen (15) trading days preceding the fifth (5th) day prior to the date hereof).

                (b) Second Installment. Subject to the terms and conditions of this Agreement, Investor agrees to pay $2,250,000 (the "Second Installment") to the Company and the Company agrees to sell and issue to Investor the number of shares (the "Second Installment Shares") of the Company's Common Stock equal to *** divided by 120% of the average daily closing price of the Company's Common Stock reported by the NASD on the *** to the Second Installment Date (as defined below). Investor shall pay the Second Installment to the Company if and when the requirements of the milestone set forth in Section 7.1 (the "Milestone") of the Leptin Research, Development and License Agreement of even date herewith between the Company and Investor (the "Research Agreement") are met. The Company shall deliver written notice to Investor, including documentation of the LRC action (as defined in the Research Agreement), of the satisfaction of the requirements of the Milestone, and shall simultaneously deliver a written certification that the representations and covenants of the Company set forth in Section 2 of this Agreement are true and correct with respect to the Second Installment Shares as of the date of such notice. The date on which such notice is delivered shall be the "Second Installment Date". Investor shall deliver the Second Installment to the Company in accordance with Section 1.2 within thirty (30) days of the Second Installment Date and shall simultaneously deliver a written verification that the representations and covenants of Investor set forth in Section 3 of this Agreement are true and correct with respect to the Second Installment Shares as of the date of delivery of the Second

        ***Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Exchange Act.


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Installment Shares. Upon delivery of the Second Installment to the Company by
Investor, the Company shall issue and deliver to Investor a certificate representing the Second Installment Shares (free and clear of all liens, claims and other encumbrances except as otherwise provided herein and in the Registration Rights Agreement (as defined below)).

                     (c) Sale and Issuance of Warrant. Subject to the terms and conditions of this Agreement, Investor agrees to pay $1,000,000 (the "Warrant Purchase Price") to the Company at the Closing and the Company agrees to sell and issue to Investor at the Closing the Common Stock Purchase Warrant in the form attached hereto as Exhibit A (the "Warrant").

                1.2 Closing. The purchase and sale of the First Installment Shares and the Warrant shall take place at the offices of Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1200, San Diego, California, within three (3) business days after the date on which all conditions to closing set forth in Section 4 and Section 5 have been satisfied, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to Investor (i) a certificate representing the First Installment Shares and (ii) the Warrant (both of which shall be free and clear of all liens, claims and other encumbrances except as otherwise provided herein and in the Registration Rights Agreement (as defined below)). In consideration of such delivery, Investor shall make payment of the purchase prices for the First Installment Shares and the Warrant by delivery to the Company of the First Installment and the Warrant Purchase Price. Such payments by Investor at the Closing and all payments with respect to the Second Installment shall be in immediately-available funds in the form of a certified or cashier's check payable to the Company's order or by wire transfer of funds to the Company's designated bank account. Notwithstanding anything to the contrary in this Agreement or the Research Agreement, either Ligand separately or Investor and SBC jointly shall be entitled to terminate this Agreement and the Research Agreement in the event the Closing has not occurred on or before June 1, 1998.

        2. Representations and Warranties of the Company. Except as otherwise set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants to Investor that:

               2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would be reasonably expected to have a material adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company (a "Material Adverse Effect"). Except as disclosed in the Form 10-K (as defined herein), the Company has no subsidiaries.

               2.2 Authorization. The Company has all requisite corporate power and authority (i) to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement and the Research Agreement; (ii) to issue the Securities (as defined herein) in the manner and for the purpose contemplated by this Agreement, and

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(iii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Agreement, the Registration Rights Agreement and the Research Agreement.
All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Securities, the Ninth Addendum to Amended Registration Rights Agreement of even date herewith, which makes Investor a party to the Amended Registration Rights Agreement between the Company and certain of its stockholders (collectively, the "Registration Rights Agreement"), and the Research Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Securities has been taken or will be taken prior to the Closing, and this Agreement, the Warrant (when issued and fully paid for), the Registration Rights Agreement and the Research Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               2.3 Valid Issuance of Securities. The First Installment Shares and the Second Installment Shares, if any (collectively, the "Shares") and the Warrant which are being purchased hereunder and the shares of Common Stock issuable upon exercise of the Warrant, when each are issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of Investor in this Agreement, the Shares and the Warrant will be issued in compliance with all applicable federal and state securities laws.

               2.4 SEC Reports. The Company has heretofore filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all reports and other documents required to be filed, including an Annual Report on Form 10-K for the year ended December 31, 1996 (the "Form 10-K"). None of such reports, or any other reports, documents, registration statements, definitive proxy materials and other filings required to be filed with the SEC under the rules and regulations of the SEC (the "SEC Filings") contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made, at the time and in light of the circumstances under which they were made, not misleading. Since December 31, 1996, the Company has timely filed with the SEC all SEC Filings and all such SEC Filings complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and the rules thereunder. The audited financial statements of the Company included or incorporated by reference in the 1996 Annual Report and the unaudited financial statements contained in the quarterly reports on Form 10-Q each have been prepared in accordance with such acts and rules and with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated therein and with each other, except as may be indicated therein or in the notes thereto and except that the unaudited interim financial statements may not contain all footnotes and adjustments required by United States generally accepted accounting principles, and fairly present the financial condition of the Company as at the dates thereof and the results of its operations and statements of cash flows for the periods

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then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments. Except as reflected in such financial statements, the Company has no material liabilities, absolute or contingent, other than ordinary course liabilities incurred since the date of the last such financial statements in connection with the conduct of the business of the Company. Since December 31, 1996, except as set forth in the Company's SEC Filings, there has been no:

                      (a) change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the 1996 Annual Report, except changes in the ordinary course of business that have not, individually or in the aggregate, resulted in and are not reasonably expected to result in a Material Adverse Effect (and except that the Company expects to continue to incur substantial operating losses, which may be material);

                      (b) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties or financial condition of the Company (and except that the Company expects to continue to incur substantial operating losses, which may be material);

                      (c) waiver or compromise by the Company of a material right or of a material debt owed to it;

                      (d) satisfaction or discharge of any lien, claim or encumbrance by the Company, except in the ordinary course of business and which is not material to the business, properties or financial condition of the Company (as such business is presently conducted);

                      (e) material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

                      (f) sale, assignment or transfer to a third party that is not an affiliate of the Company (as hereafter defined) of any material patents, trademarks, copyrights, trade secrets or other intangible assets for compensation which is less than fair value;

                      (g) mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                      (h) declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, except any direct or indirect redemption, purchase or other acquisition of any such stock by the Company; or

                      (i) event or condition of any type that has had or is reasonably expected to have a Material Adverse Effect.

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               For purposes of this Section 2.4 of this Agreement, the term
"affiliate of the Company" means any individual or entity directly or indirectly controlling, controlled by or under common control with, the Company. Without limiting the foregoing, the direct or indirect ownership of 50% or more of the outstanding voting securities of any entity, or the right to receive 50% or more of the profits or earnings of an entity, shall be deemed to constitute control.

               2.5 Contracts. With respect to each of the material contracts, commitments and agreements of the Company, the Company is not, and has no actual knowledge that any other party is, in default under or in respect of any such material contract, commitment or agreement, the result of which default would have a Material Adverse Effect. No party to any such material contract, commitment or agreement, would be authorized or permitted to terminate its obligations thereunder by reason of the execution and delivery of this Agreement or any of the transactions contemplated herein.

               2.6 Compliance. The Company has complied with, and is not in default under or in violation of its Certificate of Incorporation, Bylaws or any and all laws, ordinances and regulations or other governmental restrictions, orders, judgments or decrees, applicable to the Company's business as presently conducted and as proposed to be conducted, including individual products marketed by it, where any such default or violation would have a Material Adverse Effect. The Company has not received notice of any possible or actual violation of any applicable law, ordinance, regulation, or order, the result of which violation would be reasonably expected to have a Material Adverse Effect. The Company is not a party to any agreement or instrument, or subject to any charter or other corporate restriction, or any judgment, order, decree, law, ordinance, regulation or other governmental restriction which would prevent or impede, or be breached or violated by, or would result in the creation of any lien or encumbrance upon any assets of the Company by, the transactions contemplated in this Agreement, the execution, delivery or performance of the Registration Rights Agreement or the Research Agreement, except that no representation or warranty is made with respect to filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended.

               2.7 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and of the transactions contemplated hereby will not result in any violation of or constitute, with or without the passage of time and the giving of notice, either a default under any provision of the Company's Certificate of Incorporation or Bylaws.

               2.8 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Research Agreement, except for any filings under any applicable state securities laws and except for any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended. The filings under state securities laws, if any, will be effected by the Company at its cost within the applicable stipulated statutory period.

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               2.9 Litigation. There is no action, suit, proceeding or
investigation pending or currently threatened against the Company which questions the validity of this Agreement, the Registration Rights Agreement or the Research Agreement, or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby or thereby. There is no action, suit, proceeding or investigation pending or currently threatened against the Company, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, properties, operations, financial condition, income or business prospects of the Company as presently being conducted.

               2.10 Permits. Except as disclosed in the SEC Filings (including, among other things, the lack of FDA approvals for the commercial sale of the Company's product candidates), the Company has all governmental franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it or as proposed to be conducted by it, the lack of which could have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

               2.11 Taxes. The Company has filed all federal, state and other tax returns which are required to be filed and has heretofore paid all taxes which have become due and payable, except where the failure to file or pay would not be reasonably expected to have a Material Adverse Effect. The provision for taxes on the balance sheet as of December 31, 1996 is sufficient for the payment of all accrued and unpaid taxes of the Company with respect to the period then ended.

               2.12 Title. The Company has good and marketable title to all material property and assets reflected in the financial statements to the 1996 Annual Report (or as described in the SEC Filings). The Company occupies its leased properties under valid and binding leases conforming to the description thereof set forth in the SEC Filings.

               2.13 Intellectual Property. The Company owns, or possesses adequate rights to use, all of its patents, patent rights, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the SEC Filings or owned or used by it or which is necessary for the conduct of its business as presently conducted, except where the failure to own or possess such patents, patent rights, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights would not have a Material Adverse Effect. The Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

               2.14 Capitalization; Options and Warrants. The authorized capital stock of the Company consists of Eighty-Five million (85,000,000) shares, of which Eighty million

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(80,000,000) shares are Common Stock, par value $0.001 per share, and Five million (5,000,000) shares are Preferred Stock, par value $0.001 per share, of which Eighty thousand (80,000) shares have been designated Series A Participating Preferred Stock. As of September 30, 1997, 32,977,938 shares of the Company's Common Stock and no shares of Preferred Stock were issued and outstanding. Except for the transactions contemplated hereby and except as set forth in the Company's SEC Filings, since December 31, 1996, the Company has not granted any option (except for stock options granted under the Company's stock option plans), warrants, rights (including conversion or preemptive rights, except for stock purchased under the Company's stock purchase plans), or similar rights to any person or entity to purchase or acquire any rights with respect to any shares of capital stock of the Company that in the aggregate exceed 250,000 shares.

               2.15 Nasdaq National Market Designation. The Common Stock is currently included in the Nasdaq National Market of the Nasdaq Stock Market and the Company knows of no reason or set of facts which is likely to result in the termination or inclusion of the Common Stock in the Nasdaq National Market or the inability of such stock to continue to be included in the Nasdaq National Market. The Company shall use all commercially reasonable efforts to maintain the Non-Quantitative Designation Criteria contained in Section 4460 of the NASD Manual to the extent such criteria are within the control of the Company. Nothing in this Section shall be interpreted to preclude the Company from listing its Common stock on a national securities exchange in lieu of the Nasdaq National Market.

               2.16 Accuracy of Representations and Warranties. No representation or warranty by the Company contained in this Agreement, and no statement contained in any exhibit, schedule, disclosure, certificate, list or other instrument delivered or to be delivered to Investor pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

        3. Representations and Warranties of Investor. Investor and SBC hereby jointly and severally represent and warrant that:

               3.1 Organization, Good Standing and Qualification. Investor is a public limited company duly organized, validly existing and in good standing under the laws of England. SBC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Investor and SBC each has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted.

               3.2 Authorization. All corporate action on the part of each Investor and SBC, and their respective officers and directors necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of Investor and SBC hereunder and thereunder has been taken or will be taken prior to the Closing, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of Investor and SBC as their interests appear, enforceable in accordance with their respective terms, except (i) as limited by applicable

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bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               3.3 Purchase Entirely for Own Account. This Agreement is made with Investor and SBC in reliance upon Investor's representation to the Company, which by execution of this Agreement Investor hereby confirms, that the Shares and the Warrant to be received by Investor and the shares of Common Stock issuable upon exercise of the Warrant (collectively, the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor does not have any present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act or any state securities laws. By executing this Agreement, Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Investor and SBC each represent that it has full power and authority to enter into this Agreement.

               3.4 Investment Experience. Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Investor also represents that it has not been organized for the purpose of acquiring the Securities.

               3.5 Accredited Investor. Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

               3.6 Restricted Securities. Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

               3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by Sections 3.7, 6.2 and 7 (except that Sections 3.7, 6.2 and 7 shall not apply to a transferee in a registered public offering or a sale under Rule 144 or as provided in Section 7) of this Agreement, all provisions of the Registration Rights Agreement and the Warrant, if applicable, and:

                      (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

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                      (b) (i) Investor shall have notified the Company of the
proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition (to the extent required for purposes of securities law compliance), and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel (which may be Investor's or SBC's inside counsel), in form and substance reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                      (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                      (b) "These securities are subject to certain transfer restrictions contained in a certain Stock and Warrant Purchase Agreement dated March 17, 1998, as amended from time to time, a copy of which may be obtained from the Company without charge."

                      (c) Any legend required by any applicable state securities laws.

               To the extent that such legends are no longer applicable, the Company shall cause its transfer agent to remove the legends upon request by Investor.

               3.9 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Investor or SBC in connection with Investor's or SBC's valid execution, delivery and performance of this Agreement, the Warrant or the Registration Rights Agreement, or the issuance of the Shares and the Warrant, except for any filings under any applicable state securities laws and except for any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        4. Conditions of Investor's Obligations at Closing. The obligations of Investor under Sections 1.1(a) and (c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective without the consent of Investor thereto:

               4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

               4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, and all corporate or other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and in substance to Investor.

               4.3 Compliance Certificate. An officer of the Company shall have delivered to Investor a certificate certifying that (a) the conditions specified in Sections 4.1 and 4.2 have been fulfilled; (b) the Company has not filed a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of its assets, nor is the Company aware of any events or action that would make any such filing or arrangement imminent; and (c) no action or event has occurred, nor is any action or event imminent, that would impair the Company's ability to perform as contemplated under the Research Agreement.

               4.4 Approvals. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required as of the Closing in connection with the lawful issuance and sale of the Shares and the Warrant pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing.

               4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

               4.6 Research Agreement. The Company and SBC shall have entered into the Research Agreement.

               4.7 Registration Rights Agreement. The Company and Investor shall have entered into the Ninth Addendum to Amended Registration Rights Agreement.

               4.8 Opinion of Company Counsel. Investor shall have received an opinion from the Company's Senior Vice President, General Counsel, Government Affairs and Secretary, dated as of the Closing, in form and substance reasonably acceptable to Investor.

               4.9 Conditions of Investor's Obligations at Second Installment. The obligations of Investor or SBC under Section 1.1(b) are subject to the fulfillment on or before the closing of the Second Installment of the following conditions, the waiver of which shall not be effective without the consent of Investor thereto: (a) all Second Installment Shares shall, when issued, sold and delivered, be duly and validly issued, fully paid and nonassessable; (b) the offer and sale of the Second Installment Shares shall comply with applicable federal and state securities laws; (c) the Company shall have filed with the SEC all material reports required by the Exchange Act to be filed as of the date of the applicable closing; and (d) all authorizations, approvals or permits, if any, of any governmental authority

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



or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Second Installment Shares shall have been duly obtained and shall be effective as of the proposed closing.

        5. Conditions of the Company's Obligations at Closing. The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Investor:

               5.1 Representations and Warranties. The representations and warranties of Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               5.2 Performance. Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, and all corporate or other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and in substance to the Company.

               5.3 Compliance Certificate. An officer of Investor shall have delivered to the Company a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

               5.4 Payment of Purchase Price. Investor shall have delivered the purchase prices specified in Sections 1.1(a) and (b).

               5.5 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required as of the Closing in connection with the lawful issuance and sale of the Shares and the Warrant pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing.

               5.6 Research Agreement. The Company and SBC shall have entered into the Research Agreement.

               5.7 Registration Rights Agreement. The Company and Investor shall have entered into the Ninth Addendum to Amended Registration Rights Agreement.

               5.8 Conditions of Company's Obligations at Second Installment. The obligations of the Company under Section 1.1(b) are subject to the fulfillment on or before the closing of the Second Installment of the following conditions, the waiver of which shall not be effective without the consent of the Company thereto: (a) the representations and warranties of Investor (or SBC, if SBC is purchasing the Second Installment Shares) contained in Section 3 shall be true on and as of the closing with the same effect as though such representations and warranties had been made on and as of the closing; (b) the offer and sale of the Second Installment Shares shall comply with applicable federal and state securities laws; and (c) all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Second Installment Shares shall have been duly obtained and shall be effective as of the proposed closing.

        6. Covenants of the Parties.

               6.1 Additional Registration Rights. Following the payment by Investor of the Second Installment, the Company and Investor (or SBC, as applicable) shall enter into an Addendum to the Registration Rights Agreement, in substantially the form of the Ninth Addendum entered into in connection with the Closing pursuant to which such shares of stock of the Company obtained by Investor (or SBC, as applicable) shall be included within the definition of "Registrable Securities" under the Registration Rights Agreement and Schedule A of the Registration Rights Agreement shall be restated accordingly.

               6.2 Transfer Restriction. Notwithstanding any rights under the Registration Rights Agreement, Investor hereby agrees that without the prior written consent of the Company (which may be withheld in its sole discretion), neither it nor any affiliate (as defined in Rule 144 of the Act promulgated by the SEC ("Affiliate")) shall, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) the Shares, the Warrant and any shares of Common Stock issued upon exercise of the Warrant (collectively, the "Restricted Securities") until the later of (i) *** following the date of this Agreement or
(ii) *** . Notwithstanding the foregoing, transfers solely among Investor Affiliates shall not be subject to the transfer restrictions set forth in this
Section 6.2 provided the Affiliate transferee agrees in writing to be bound by this Section 6.2. In order to enforce the foregoing covenant, the Company may impose legends and/or stop-transfer instructions with respect to the Restricted Securities held by Investor or any Affiliate (and the Restricted Securities of every other person subject to the foregoing restriction).

               6.3 Standstill Provisions. Commencing as of the Closing and for the period until the earlier of (i) three (3) years following the date of this Agreement and (ii) the termination of the Research Program (as defined in Section 1.34 of the Research Agreement), so long as Investor and its Affiliates (including SBC) together own shares which represent more than *** of the outstanding Common Stock of the Company, Investor (including SBC and all Affiliates of Investor) shall not acquire beneficial ownership of any shares of Common Stock of the Company, any securities convertible into or exchangeable for Common Stock, or any other right to acquire Common Stock, except by way of stock dividends or other distributions or offerings made available to holders of Common Stock generally, from the Company or any other person or entity, without the prior written consent of the Company, which consent may be withheld in its sole discretion; provided, however, that in no event shall (i) the original purchase of securities pursuant to that certain Stock and Note Purchase Agreement between *** (ii) the original purchase of securities pursuant to this Agreement, (iii) the exercise of the Warrant, or

        ***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

(iv) the acquisition by SBC (or any affiliate of SBC) of another company that atthe time of the acquisition owns securities of the Company constitute a violation of this Section 6.3.

               6.4 Diligent Efforts. The parties to this Agreement hereby agree to use diligent efforts to cause the conditions contained in Sections 4 and 5 hereof to be satisfied.

        7. Right of First Offer.

               7.1 Right of First Offer.

               (a) Investor shall not make any disposition of all or any portion (or any interest) of the Restricted Securities without first giving the Company the right to accept an offer to purchase such Restricted Securities, except for any dispositions that are exempt pursuant to the terms of Section 7.3. Subject to Section 6.2, at the time Investor wishes to make a disposition of any or all of the Restricted Securities (except for dispositions that are exempt pursuant to the terms of Section 7.3), it shall submit a written offer to sell all, but not less than all, of such Restricted Securities which Investor wishes to dispose (the "Offered Shares") to the Company (the "Offer") by facsimile to the Company's President or Chief Operating Officer (such facsimile to be received during the Company's normal business hours and to be confirmed in writing by notice pursuant to Section 8.6) as follows:

                           (i) If Investor wishes to sell the Offered Shares in
an open market disposition, the Offer shall disclose the number of Offered Shares proposed to be sold. As soon as practicable after receipt of the Offer, but in no event later than three business days after Investor makes the Offer, the Company shall have the option to accept the Offer to purchase the Offered Shares at the higher of (i) the closing market price on the business day next preceding the day of the Offer or (ii) the closing market price on the business day next preceding the day the Offer is accepted by the Company. In the event the Company does not purchase the Offered Shares offered by Investor pursuant to the Offer, Investor may sell the Offered Shares at any time within ninety (90) days after the expiration of the Offer. Any such sale shall be made in the open market at the market prices prevailing at the time of the sale.

                           (ii) If Investor wishes to sell or otherwise transfer
the Offered Shares in a privately negotiated transaction, whether through broker-dealers who may act as agent or acquire the Offered Shares as principal, or otherwise, the Offer shall disclose the number of Offered Shares proposed to be sold or transferred and the price at which the Offered Shares are offered to the Company. As soon as practicable after receipt of the Offer, but in no event later than three business days after Investor makes the Offer, the Company shall have the option to accept the Offer to purchase the Offered Shares at the higher of (i) the price per share set forth in the Offer or (ii) the closing market price on the business day next preceding the day the Offer is accepted by the Company. In the event the Company does not purchase the Offered Shares offered by Investor pursuant to the Offer, and provided that the price specified in the Offer is not greater than the closing market price on the business day nextpreceding the day of the Offer, Investor may sell or transfer the Offered Shares at any time within ninety (90) days after the expiration of the Offer for any price.

                           (iii) If Investor wishes to effect an underwritten
offering of the Offered Shares pursuant to registration rights granted by the Company (if permitted thereby), the Offer shall disclose the number of Offered Shares proposed to be sold to the underwriters. The Company shall have the option to purchase the Offered Shares at the higher of (i) the closing market price on the business day next preceding the day of the Offer or (ii) the closing market price on the business day next preceding the day the Offer is accepted by the Company. As soon as practicable after receipt of the Offer, but in no event later than three business days after Investor makes the Offer, the Company shall have the option to accept the Offer to purchase the Offered Shares. In the event the Company does not purchase the Offered Shares offered by Investor pursuant to the Offer, Investor may sell the Offered Shares in an underwritten offering commenced within ninety (90) days after the expiration of the Offer.

               (b) Any Offered Shares not sold in accordance with the applicable terms and within the applicable time periods provided in subsection (a) above shall continue to be subject to the Company's right of first offer pursuant to this Section 7.

               (c) The provisions of subsections (a) and (b) above shall not apply to any disposition of Restricted Securities in which the aggregate number of such Restricted Securities involved in such disposition is less than *** (subject to appropriate adjustment in the event of such stock splits, stock dividends, recapitalizations and the like) during any thirty (30)-day period.

               (d) The provisions of subsections (a) and (b) above shall not apply to any disposition of Restricted Securities made in a privately negotiated transaction, whether through broker-dealers who may act as agent or acquire such Restricted Securities as principal, or otherwise, in which: (i) the aggregate number of such Restricted Securities involved in such disposition is less than *** (subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations and the like); and (ii) no other disposition under this Section 7.1(d) shall have occurred for a period of at least thirty (30) days prior to the applicable disposition; and (iii) such disposition shall not be to an entity a material portion of the business operations of which relates to the pharmaceutical industry, or to an affiliate of such entity or to a third party purchasing on behalf of such entity. The Restricted Securities subject to this Section 7.1(d) shall bear a legend reasonably acceptable to the Company reflecting the restrictions set forth herein.

               (e) If the Company accepts an Offer under this Section 7, the closing of such purchase shall occur within twenty (20) business days after acceptance of the Offer by the Company. Upon such acceptance, the Company and Investor shall be legally obligated to consummate the purchase contemplated thereby.

               (f) The provisions of this Section 7 shall not have any effect at such times as Investor and SBC together with their Affiliates own shares of the Common Stock of the Company which represent less than *** of the outstanding Common Stock of the Company.


        ***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

               7.2 Binding Effect. The Company's right of first offer shall be assignable in whole or in part by the Company, (but only after the Company receives notice of a transfer which is subject to the Company's right of first offer and only with respect to that individual transaction) and shall inure to the benefit of its successors and assigns. The Company's right of first offer shall be binding upon any transferee of any Restricted Securities acquired pursuant to a disposition that is exempt from the right of first offer pursuant to the terms of Section 7.3. However, the Company's right of first offer shall not apply to any transferee of any Restricted Securities if the Restricted Securities were previously offered to the Company pursuant to Section 7.1, the Company elected not to purchase such Restricted Securities and Investor sold such Restricted Securities to the transferee in compliance with Section 7.1.

               7.3 Exempt Transfers. Subject to Section 7.2, the Company's right of first offer shall not apply to (i) transfers to Affiliates of Investor or SBC or to donees, provided the transferee agrees to be bound by the obligations of this Agreement, or (ii) transactions involving a merger, reorganization, recapitalization, exchange offer or sale of all or substantially all of the business or capital stock of the Company approved by the Company's board of directors.

        8. Miscellaneous.

               8.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investor and SBC contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor, SBC or the Company.

               8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Shares or the Warrant sold hereunder or any shares issuable upon the exercise of the Warrant), provided, however, Investor's or SBC's rights and obligations under Section 1.1 shall not be assignable, except to an Affiliate so long as the performance by the Affiliate is guaranteed by SBC in form and substance reasonably acceptable to the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

               8.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing by personal delivery to the party to be notified or by Federal Express or other overnight package delivery service or registered or certified mail, postage prepaid and addressed to the party to be notified at the following addresses, or at such other address as such party may designate by five (5) days' advance written notice to the other parties (with notice deemed given upon receipt):

                                    If to the Company:

                                    Ligand Pharmaceuticals Incorporated
                                    10275 Science Center Drive
                                    San Diego, California  92121
                                    Attn:  William L. Respess, Esq.

                                    If to Investor:

                                    SmithKline Beecham plc
                                    New Horizons Court
                                    Brentford, Middlesex, TW8 9EP
                                    England
                                    Attn:   Senior Vice President,
                                            Worldwide Business Development

                                    If to SBC:

                                    SmithKline Beecham Corporation
                                    One Franklin Plaza (FP2225)
                                    P.O. Box 7929
                                    Philadelphia, Pennsylvania 19102
                                    Attn:  General Counsel - U.S.

               8.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each party agrees to indemnify and to hold harmless the other from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its officers, partners, employees, or representatives is responsible.

               8.8 Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the original issuance of the Securities, including shares issuable upon exercise of the Warrant, and shall save and hold Investor harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

               8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Investor and SBC. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

               8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               8.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants with respect to such subjects except as specifically set forth herein or therein.



                [Remainder of This Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              THE COMPANY:

                              LIGAND PHARMACEUTICALS
                              INCORPORATED



                              By: /s/ William L. Respess
                                  ---------------------------------------------

                              Title:  Senior Vice President
                                    --------------------------------------------
                                      General Counsel, Govt. Affairs


                              INVESTOR:

                              SMITHKLINE BEECHAM PLC



                              By: /s/ J-P. Garnier
                                  ----------------------------------------------
                              Title: Chief Operating Officer & President
                                   ---------------------------------------------



                              SBC:

                              SMITHKLINE BEECHAM CORPORATION



                              By: /s/ J-P Garnier
                                  ----------------------------------------------
                              Title:  Chief Operating Officer & President
                                    --------------------------------------------






            [SIGNATURE PAGE TO STOCK AND WARRANT PURCHASE AGREEMENT]

                                    EXHIBIT A

                                 FORM OF WARRANT

                                                                       No. SBC-1

                                                                  150,000 Shares



                          COMMON STOCK PURCHASE WARRANT


        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS, THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS AND UPON OBTAINING AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY), SATISFACTORY TO THE COMPANY, THAT SUCH DISPOSITION MAY BE MADE WITHOUT REGISTRATION OF THE SECURITIES UNDER SUCH ACT AND SUCH LAWS, OR, WITH RESPECT TO FEDERAL SECURITIES LAWS ONLY, UNLESS SOLD PURSUANT TO RULE 144.

        THESE SECURITIES ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN A CERTAIN STOCK AND WARRANT PURCHASE AGREEMENT DATED MARCH 17, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE.


                       LIGAND PHARMACEUTICALS INCORPORATED

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



        THIS CERTIFIES THAT, for value received, SmithKline Beecham plc, an English public limited company (including any permitted successors and assigns, "Holder"), is entitled to purchase, on the terms hereof, One Hundred Fifty Thousand (150,000) fully paid and nonassessable shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company").

        1. Exercise of Warrant. The terms and conditions upon which this Warrant may be exercised, and the shares of Common Stock issuable upon exercise hereof (sometimes referred to herein as the "Warrant Shares") may be purchased, are as follows:

               1.1 Term. This Warrant may be exercised in whole or in part at any time after the date hereof, but at or prior to 5:00 p.m. Pacific Standard Time on March 17, 2003, after which time this Warrant shall terminate and shall be void and of no further force or effect.

               1.2 Purchase Price. The per share purchase price for the shares of Common Stock to be issued upon exercise of this Warrant shall be Twenty Dollars ($20.00), subject to adjustment as provided herein.

               1.3 Method of Exercise. The exercise of the purchase rights evidenced by this Warrant shall be effected by (i) the surrender of the Warrant, together with a duly executed copy of the subscription form attached hereto, to the Company at its principal offices and (ii) the delivery of the purchase price for the number of shares of Common Stock for which the purchase rights hereunder are being exercised by check or bank draft payable to the Company's order or by wire transfer of the purchase price to the Company's designated bank account.

               1.4 Issuance of Shares. Upon the exercise of the purchase rights evidenced by this Warrant, a certificate or certificates for the purchased Warrant Shares shall be issued to the Holder as soon as practicable.

               1.5 Limitations on Exercise. Any exercise of the Warrant, whether pursuant to this Section 1 or the Company Option, shall be subject to compliance with applicable governmental laws and regulations.

        2. Certain Adjustments.

               2.1 Mergers, Consolidations or Sale of Assets.

                      a. If at any time there shall be a capital reorganization (other than a combination or subdivision of the Common Stock otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation, then, as a part of such reorganization, merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the purchase price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such reorganization, merger or consolidation to which a holder of the Common Stock issuable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such reorganization, merger or consolidation if this Warrant had been exercised immediately before that reorganization, merger or consolidation. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the reorganization, merger or consolidation to the end that the provisions of this Warrant (including adjustment of the purchase price then in effect and the number of Warrant Shares issuable upon exercise hereof) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property issuable after that event upon exercise of this Warrant.

                           b. If at any time there shall be a sale of the
Company's properties and assets as, or substantially as, an entirety to any other person, then the Company shall give each Holder of this Warrant notice of such sale. The Holder of this Warrant shall have thirty (30) days from the date of such notice to exercise this Warrant in accordance with Section 1 above; provided, that if this Warrant is not so exercised prior to the end of such thirty (30) day period, this Warrant shall terminate and be of no further force or effect. Upon exercise of this Warrant prior to the end of such thirty (30) day period, the Holder hereof shall be entitled to receive the number of shares of stock or other securities or property of the Company resulting from such sale to which a holder of the Common Stock issuable upon exercise of this Warrant would have been entitled if this Warrant had been exercised immediately before such sale.

               2.2 Splits and Subdivisions. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents"), without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the purchase price shall be appropriately decreased and the number of Warrant Shares issuable upon exercise hereof shall be appropriately increased in proportion to such increase of outstanding shares.

               2.3 Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the purchase price shall be appropriately increased and the number of Warrant Shares issuable upon exercise hereof shall be appropriately decreased in proportion to such decrease in outstanding shares of Common Stock.

               2.4 Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 2.2, then, in each such case for the purpose of this subsection 2.4, upon exercise of this Warrant the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the holder of the number of shares of Common Stock of the Company issuable upon exercise of this Warrant as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

               2.5 Certificate as to Adjustments. In the case of each adjustment or readjustment of the purchase price and the number of Warrant Shares issuable upon exercise of this Warrant pursuant to this Section 2, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the Holder. The Company will, upon the written request at any time of the Holder, furnish or cause to be furnished to such Holder a certificate setting forth:

                      a. Such adjustments and readjustments;

                      b. The purchase price at the time in effect; and

                      c. The number of Warrant Shares and the amount and nature, if any, of other property at the time issuable upon the exercise of the Warrant.

               2.6 Notices of Record Date, etc. In the event of:

                      a. Any taking by the Company of a record of the holders of the Common Stock of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                      b. Any capital reorganization of the Company, any reclassification or recapitalization of the Common Stock of the Company or any transfer of all or substantially all of assets of the Company to any other person or any consolidation or merger involving the Company; or

                      c. Any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company will mail to the holder of this Warrant, at least ten (10) days prior to the earliest date specified therein, a notice specifying:

                        (i) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                        (ii) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining the stockholders entitled to vote thereon, if any.

        3. Fractional Shares. No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of any such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined in good faith by the Company's Board of Directors.

        4. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the Holder, the Company will use its reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

        5. Privileges of Stock Ownership. Prior to the exercise of this Warrant, the Holder shall not be entitled, by virtue of holding this Warrant, to any rights of a stockholder of the Company.

        6. Limitation of Liability. Except as otherwise provided herein, in the absence of affirmative action by the Holder to purchase the Warrant Shares, no mere enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        7. Transfers and Exchanges.

               7.1 Transfer Restrictions. Subject to the requirements of Section 3 and the transfer restrictions of Sections 6.1, 6.2 and 7 of the Stock and Warrant Purchase Agreement dated March 17, 1998, between the Company, the Holder and SmithKline Beecham Corporation (the "Purchase Agreement"), which terms shall apply to this Warrant and the Warrant Shares, and subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the several holders one or more appropriate new warrants.

               7.2 Partial Exercises. In the event of a partial exercise of this Warrant, the Company shall issue an appropriate new warrant to the Holder.

               7.3 Form of New Warrants. All new warrants issued in connection with transfers, exchanges or partial exercises shall be identical in form and provision to this Warrant except as to the number of shares.

               7.4 Legends. Certificates evidencing the Warrant Shares shall bear the following legend:

               "These securities are subject to certain transfer restrictions contained in a certain Stock and Warrant Purchase Agreement dated March 17, 1998, a copy of which may be obtained from the Company without charge."

        8. Company Right to Require Holder to Purchase Warrant Shares.

               8.1 Company Option; Exercise Period. On any date after *** , on which the daily closing price of the Common Stock reported on the National Association of Securities Dealers, Inc. *** (collectively, the "Trigger Event"), the Company shall have the right (the "Company Option") to require that the Holder purchase all of the Warrant Shares not previously purchased.

               8.2 Company Notice. Following the Trigger Event, the Company may deliver written notice to the Holder (the "Company Notice") of its election to exercise the Company Option, which Company Notice shall specify the number of Warrant Shares the Holder shall be required to purchase and the date on which the Company proposes the Warrant Shares be issued.

               8.3 Deliveries by the Holder. Within ten (10) business days after the receipt of the Company Notice, the Holder shall deliver to the Company (i) this Warrant, together with a duly executed copy of the subscription form attached hereto electing to purchase the number of Warrant Shares specified in the Company Notice, (ii) the purchase price for the number of Warrant Shares specified in the Company Notice by check or bank draft payable to the Company's order or by wire transfer of the purchase price to the Company's designated bank account and (iii) such documents and certificates as the Company may reasonably request to comply with applicable securities and other laws and contractual obligations.

               8.4 Closings. The Company shall, as soon as practicable upon receipt of this Warrant, the subscription form and the purchase price, cause to be issued to the Holder a certificate or certificates for the purchased Warrant Shares, and, if the subscription is for less than the total number of Warrant Shares that may at the time be purchased under the Warrant, a new warrant representing the right to purchase the remaining Warrant Shares.

               8.5 Legends. Notwithstanding anything herein to the contrary, unless the Warrant Shares have been registered for sale or resale under the Securities Act of 1933, as amended (the "Securities Act"), each certificate for Warrant Shares issued hereunder shall bear standard and customary legends regarding nontransferability in the absence of registration or exemption from registration under the Securities Act and any applicable state statutes.

        9. Successors and Assigns. The terms and provisions of this Warrant shall be binding upon the Company and the Holder and their respective successors and assigns.


        ***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

        10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of the date of such cancellation, in lieu of this Warrant.

        11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or legal holiday, then such action may be taken or such right may be exercised, except as to payment of the purchase price, on the next succeeding day that is not a Saturday, Sunday or legal holiday.

        12. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

        13. Notice. Any notice required under this Warrant shall be delivered in the manner set forth in Section 8.6 of the Purchase Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        In witness whereof, this Common Stock Purchase Warrant has been executed as of the date set forth below.


Dated:  April 24, 1998           LIGAND PHARMACEUTICALS
                                 INCORPORATED



                                 By: /s/ William L. Respess
                                     ------------------------------------------

                                 Title: Sr. V.P., General Counsel, Government
                                      ------------------------------------------
                                        Affairs


        The undersigned Holder agrees and accepts this Warrant and acknowledges that it has read and confirms each of the representations contained in Section 3 of the Purchase Agreement.


                                 SMITHKLINE BEECHAM PLC



                                 By: /s/ Donald F. Parman
                                     -------------------------------------------
                                 Title: Attorney-in-Fact
                                      ------------------------------------------






                [SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT]

                                SUBSCRIPTION FORM




Ligand Pharmaceuticals Incorporated
10275 Science Center Drive
San Diego, California 92121

Ladies and Gentlemen:

               The undersigned, _____________________________, hereby elects to purchase, pursuant to the provisions of the Common Stock Purchase Warrant dated April 24, 1998, held by the undersigned, _________ shares of the Common Stock of Ligand Pharmaceuticals Incorporated, a Delaware corporation.

               The undersigned hereby confirms and acknowledges the investment representations and warranties made in the Stock and Warrant Purchase Agreement dated March 17, 1998, among Ligand Pharmaceuticals Incorporated, the Holder and SmithKline Beecham Corporation, and reaffirms each of such representations and warranties as of the date hereof and accepts such shares subject to the restrictions of such Agreement.



Dated:___________________ ,_______



                            ----------------------------------------------
                            (Signature must conform exactly to name of Holder as specified on the face of the Warrant)



                             -----------------------------------------------
                                               (Print Name)


                             -----------------------------------------------
                                               (Address)

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

        This Schedule of Exceptions is made and given pursuant to Section 2 of the Stock and Warrant Purchase Agreement dated as of March 17, 1998 (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

        Nothing herein constitutes an admission of any liability or obligation of the Company nor an admission against the Company's interest. The inclusion of any agreement or other matter herein or any exhibit hereto should not be interpreted as indicating that the Company has determined that such an agreement or other matter is necessarily material to the Company. Investor and SBC each acknowledge that certain information contained in this schedule may constitute material confidential information relating to the Company which may not be used for any purpose other than in connection with Investor's decision to purchase the Company's Common Stock and the Warrant pursuant to the Agreement.

Schedule 2.1 -- Organization, Good Standing and Qualification

        Allergan Ligand Retinoid Therapeutics, Inc. ("ALRT") is a Delaware corporation which, following the consummation of the buyback of all outstanding shares of Callable Common Stock of ALRT, $0.001 par value per share (the "Callable Common Stock") in November 1997 described below, is a subsidiary of the Company.

Schedule 2.2 -- Authorization

        The Company intends to file a Nasdaq National Market Notification Form for Listing of Additional Shares Pursuant to SEC Rule 10b-17 shortly following the issuance of the Shares.

Schedule 2.4 -- SEC Reports

        In September 1997, the Company filed a Registration Statement on Form S-1 (No. 333-36535) (the "Registration Statement") with the Securities and Exchange Commission in connection with the public offering of an indefinite number of shares of Common Stock, par value $.001 per share (the "Shares") of the Company with an aggregate value of $46,410,000. In addition, the Company filed a Schedule 13e-3 with respect to the transaction. In November 1997, the Company issued an aggregate of 3,166,567 shares of Common Stock and paid an aggregate of $25,000,000 in cash to ALRT stockholders. ALRT's stockholders received such Shares in connection with the Company's exercise of its option to acquire all of the outstanding shares of the Callable Common Stock.

        In September 1997, in connection with the Company and Allergan, Inc.'s ("Allergan") exercise of their respective options to purchase Callable Common Stock and assets of ALRT as set forth in the Registration Statement, the Company and ALRT also agreed to restructure the terms and conditions relating to research, development, commercialization and sublicense rights for the ALRT compounds, as more fully described in the Registration Statement. The restructured arrangement with Allergan closed in November 1997.

        In October 1997, the Company announced the closure of the Alameda facility housing Glycomed at the expiration of the leases in October 1997. In connection with this closure, Glycomed's assets and programs were transferred for integration with the Company's San Diego operations.

        In November 1997, the Company and Eli Lilly and Company ("Lilly") entered into a strategic alliance for the discovery and development of products based upon the Company's intracellular technology. The collaboration will focus on products with broad applications across metabolic diseases, including diabetes, obesity, dislipidemia, insulin resistance and cardiovascular diseases associated with insulin resistance and obesity. The specifics of the transaction with Lilly are more fully described in the Registration Statement and included a $37.5 million equity investment by Lilly in Ligand.

        In December 1997, the Company converted $1.25 million of the convertible notes outstanding to American Home Products into 124,875 shares of the Company's Common Stock at a $10.01 conversion price, resulting in an outstanding balance of convertible notes of $3.75 million.

Schedule 2.13 -- Intellectual Property

        The Company has become aware that a United States patent has been issued to, and foreign counterparts have been filed by, Hoffman LaRoche ("LaRoche") which covers pharmaceutical uses of 9-cis-retinoic acid (LGD1057) which may conflict with the Company's right under the patent applications. The U.S. Patent and Trademark Office ("PTO") has informed the Company that the overlapping claims are patentable to the Company and initiated an interference proceeding to determine whether the Company or LaRoche is entitled to a patent by having been first to invent the common subject matter. The Company cannot be assured of a favorable outcome in the interference proceeding because of factors not known at this time which may impact the outcome. In addition, the interference proceeding may delay the decision of the PTO regarding the Company's application for the Oral and Topical Panretin (LGD1057) products. While the Company believes that the LaRoche patent does not cover the use of Oral and Topical Panretin (LGD1057) to treat leukemias such as APL and sarcomas such as KS, or the treatment of skin diseases such as psoriasis, if the Company does not prevail in the interference proceeding, the LaRoche patent might block the Company's use of Oral and Topical Panretin (LGD1057) in certain cancers, and the Company may not be able to obtain patent protection for the Oral and Topical Panretin (LGD1057) products.




                                       B-2